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                                                                   EXHIBIT 10.1

                            OSI PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                             STOCK PURCHASE PLAN FOR
                             NON-EMPLOYEE DIRECTORS


         OSI Pharmaceuticals, Inc. (formerly known as Oncogene Science, Inc.), a Delaware corporation (the "Company"), has adopted a Stock Purchase Plan (the "Director Plan") for non-employee Directors of the Company, as amended and restated, as follows:

I. PURPOSE - The purpose of the Director Plan is to provide Non-Employee Directors an opportunity to participate in the future growth and profitability of the Company through the payment of all or a portion of the Directors' retainer fees and meeting attendance fees in Common Stock of the Company.

II. SHARES SUBJECT TO THE DIRECTOR PLAN - The shares of Common Stock to be issued pursuant to the Director Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Subject to the provisions of Section VI hereof, the number of shares of Common Stock which may be granted to Directors hereunder shall not exceed 100,000 shares.

III.   DEFINITIONS

"Attendance Fees" means the meeting attendance fees at the rate payable to Directors for attendance at meetings of the Board of Directors and committees of the Board, as such fees shall be in effect on the date of an Election under this Director Plan.

"Attendance Share" means each share of Common Stock granted under this Director Plan upon the Election of a Non-Employee Director to receive shares of Common Stock in lieu of a portion of such Director's Attendance Fees."

"Common Stock" means shares of the Company's Common Stock, $.01 par value.

"Company" means OSI Pharmaceuticals, Inc., a Delaware corporation.

"Date of Grant" means (1) with respect to each Mandatory Retainer Share and each Optional Retainer Share, the first day of the one-year term of Board membership to which the Mandatory or Optional Share relates; and (2) with respect to each Attendance Share, the date that an Attendance Fee shall be earned.

"Effective Date" means the date this Plan is adopted by the stockholders of the Company.

"Election" means a valid election to acquire shares of Common Stock made pursuant to the terms and conditions of this Director Plan.

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"Election Percentage" means the percentage of a Director's Attendance Fees and
Optional Retainer Fees foregone in lieu of the Plan Shares elected to be acquired hereunder.

"Election Period" means the period commencing on the first day of the next calendar month following the expiration of six months after an Election by a Director and terminating on the first day of the next calendar month following the expiration of six months' written notice by a Director of his withdrawal from participation in this Director Plan.

"Fair Market Value" means the closing price of the Common Stock on the National Association of Securities Dealers National Market ("NMS"), or, if there shall not be any reported transaction in the Common Stock on such date, the mean between the highest last reported bid price and the lowest last reported asked price, as reported by NMS.

"Mandatory Retainer Share" means each share of Common Stock granted under this Director Plan in payment of 50% of a Director's Retainer Fees.

"Non-Employee Director" means any Director of the Company who is not an employee of the Company or any of its subsidiaries.

"Optional Retainer Fees" means 50% of the Retainer Fees.

"Optional Retainer Share" means each share of Common Stock granted under this Director Plan upon the Election of a Non-Employee Director to receive shares of Common Stock in lieu of all or part of such Director's Optional Retainer Fees.

"Plan Shares" means all Optional and Mandatory Retainer Shares and Attendance Shares.

"Retainer Fees" means the monthly retainer fees at the rate payable to Directors, as such fees shall be in effect on the date of an Election under this Directors' Plan.

"Retainer Share" means each share of Common Stock granted under this Director Plan upon the Election of a Non-Employee Director to receive shares of Common Stock in lieu of all or part of such Director's Retainer Fees."


IV. ADMINISTRATION - This Director Plan shall be administered by such officers of the Company as the Board of Directors shall from time to time appoint; provided that the interpretation and construction of any provision of this Director Plan or any Election shall remain with the Board of Directors, and any such determination by the Board of Directors shall be final and conclusive. The amount, price, and timing of the grants of Plan Shares hereunder shall be automatic, as described herein.


V. GRANT OF SHARES - Subject to the terms and conditions of this Director Plan, Non-Employee Directors are hereby granted as of each Date of Grant: (1) those Plan Shares as to



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which they make a valid Election pursuant to the terms of this Director Plan and
(2) Mandatory Retainer Shares.


VI. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION - The aggregate number of shares of Common Stock available for grant hereunder shall be appropriately adjusted by the Board of Directors in the event of any recapitalization or similar transaction or event.

VII. EFFECTIVE AND EXPIRATION DATES OF THE DIRECTOR PLAN - This Director Plan shall be effective upon adoption by the Board of Directors, subject to the approval of the stockholders of the Company. This Director Plan shall expire ten years from the date of adoption by the Board of Directors.

VIII. ELECTIONS - All Elections shall be made upon the following terms and conditions:

       Each Non-Employee Director shall have the right (1) to elect to receive Attendance Shares in lieu of a portion of the Director's Attendance Fees and (2) to elect to receive Optional Retainer Shares in lieu of a portion of the Director's Optional Retainer Fees.

       All Elections in respect of Attendance Fees shall be in writing, shall be made by delivery of an Election to the Secretary of the Company at least six months prior to the month in which the Election is to be effective and shall indicate the Election Percentage for Attendance Shares. A Director may change an Election Percentage in respect of Attendance Fees upon six months' written notice to the Secretary of the Company.

       All Elections in respect of Optional Retainer Fees shall be made in writing by delivery of an Election to the Secretary of the Company no later than the first day of the Board term to which the Election is to be effective. Such Election shall indicate the Election Percentage for Optional Retainer Shares and shall remain in effect for all subsequent Board terms unless the Non-Employee Director changes his Election by providing written notice to the Secretary of the Company. A change in such Election shall not be effective until the first day of the Board term that is coincident with or next following the date such change in Election is delivered to the Secretary of the Company.

       No Election shall be effective with respect to any Plan Share unless the Non-Employee Director making the Election is still a Non-Employee Director on the Date of Grant of the Plan Share. As a further condition to an effective Election, each Non-Employee Director shall agree in writing not to sell, transfer or assign any Plan Shares on or before six (6) months from the Date of Grant of the Plan Share, as determined under Rule 16b-3 of the regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.



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IX.    TERMS AND CONDITIONS OF GRANT

       The number of Attendance Shares which shall be granted to a Non-Employee Director, with respect to each Attendance Fee during the Election Period, shall equal the Attendance Fee multiplied by the Election Percentage divided by the Fair Market Value of the shares of Common Stock at the close of business on the date such Attendance Fee shall be earned.

       The number of Mandatory Retainer Shares which shall be granted to a Non-Employee Director as of each Date of Grant, shall equal 50% of the annualized Retainer Fee divided by the Fair Market Value of a share of Common Stock as of the Date of Grant. The number of Optional Retainer Shares which shall be granted to a Non-Employee Director as of each Date of Grant, shall equal the Optional Retainer Fee multiplied by the applicable Election Percentage divided by the Fair Market Value of a share of Common Stock as of the Date of Grant.

       Mandatory and Optional Retainer Shares granted as of each Date of Grant shall vest ratably in twelve installments as of each monthly anniversary of the Date of Grant. In the event a Non-Employee Director's service as such terminates prior to the end of any Board term, any unvested portion of his Mandatory or Optional Retainer Shares shall be forfeited.

       Notwithstanding anything in this Plan to the contrary, a Non-Employee Director shall have no right to transfer his Mandatory or Optional Retainer Shares until the first annual anniversary of the Date of Grant of such Mandatory or Optional Retainer Shares.

       The Company may impose such restrictions on any Plan Shares acquired under this Director Plan as may be advisable in its judgment to ensure compliance with applicable federal or state securities laws and may legend the certificates representing such Plan Shares as an appropriate notice of such restrictions.

X.     DISCONTINUANCE AND AMENDMENT

       The Board of Directors may, from time to time, amend, suspend or discontinue this Director Plan, provided that any amendment that would (1) increase the aggregate number of shares of Common Stock which may be granted under the Plan, (2) materially increase the benefits accruing to Non-Employee Directors under this Director Plan, (3) materially modify the requirements as to eligibility for participation in this Director Plan, or (4) extend the expiration date of this Director Plan beyond that set forth in Section VII hereof, shall be subject to the requisite approval of the Company's stockholders. Notwithstanding the foregoing, in no event shall this Director Plan be modified more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Security Act, or the rules thereunder, or the Rules promulgated by the Securities and Exchange Commission.

       The Board of Directors, without further approval of the stockholders, may terminate or suspend this Director Plan. Any such termination or suspension of the Director Plan shall not affect Plan Shares already granted.